Exhibit 23.3

TBPE REGISTERED ENGINEERING FIRM F-1580		FAX (713) 651-0849
1100 LOUISIANA SUITE 4600	HOUSTON, TEXAS 77002-5294	TELEPHONE (713) 651-9191

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the references in this Annual Report on Form 10-K of Marathon Oil Corporation ("the Company"), to our summary reports on audits of the estimated quantities of certain proved reserves of oil and gas, net to the Company's interest, and to such reports and this consent being filed as exhibits to this Form 10-K. We also consent to the incorporation by reference of such reports in the Registration Statements indicated below.

Form S-3ASR:	Relating to:

Reg. No.	333-215733	Marathon Oil Corporation Debt Securities, Common Stock, Preferred Stock, Warrants and Stock Purchase Contracts/Units

Form S-8:	Relating to:

Reg. No.	333-104910	Marathon Oil Corporation 2003 Incentive Compensation Plan
	333-143010	Marathon Oil Corporation 2007 Incentive Compensation Plan
	333-181301	Marathon Oil Corporation 2012 Incentive Compensation Plan
	333-211611	Marathon Oil Corporation 2016 Incentive Compensation Plan

/s/ Ryder Scott Company, L.P.

RYDER SCOTT COMPANY, L.P.
TBPE Registration No. F-1580

Houston, Texas
February 19, 2019

SUITE 600, 1015 4TH STREET, S.W.    CALGARY, ALBERTA T2R 1J4    TEL (403) 262-2799    FAX (403) 262-2790
621 17TH STREET, SUITE 1550    DENVER, COLORADO 80293-1501    TEL (303) 623-9147    FAX (303) 623-4258